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                               EXHIBIT 10.14.19
           TWENTIETH MODIFICATION AGREEMENT TO THE CREDIT AGREEMENT







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                       TWENTIETH MODIFICATION AGREEMENT
                       --------------------------------

     THIS AGREEMENT is made as of the 30th day of August, 2000, and is effective as of August 31, 2000, by and among PNC BANK, NATIONAL ASSOCIATION, successor by merger to Provident National Bank, a national banking association with offices at 1600 Market Street, Philadelphia, Pennsylvania 19103 (the "Bank"), and SEI INVESTMENTS COMPANY (formerly SEI Corporation), a Pennsylvania corporation (the "Borrower").

                                  BACKGROUND
                                  ----------

     Bank and Borrower have entered into a Credit Agreement effective as of May 31, 1992 as amended by a Waiver and First Modification Agreement between Bank and Borrower dated as of September 30, 1992, a Second Modification Agreement between Bank and Borrower dated as of April 19, 1993, a Third Modification Agreement between Bank and Borrower dated as of May 31, 1993, a Fourth Modification Agreement between Bank and Borrower dated as of March 14, 1994, a Fifth Modification Agreement dated as of May 31, 1994, a Sixth Modification Agreement dated as of May 5, 1995, a Seventh Modification Agreement effective as of May 31, 1995, an Eighth Modification Agreement dated October 19, 1995, a Ninth Modification Agreement dated March 31, 1996 a Tenth Modification Agreement dated as of May 31, 1996, an Eleventh Modification Agreement dated October 1, 1996, a Release and Modification Agreement dated February 20, 1997, a Thirteenth Modification Agreement dated May 30, 1997, a Fourteenth Modification Agreement dated as of December 31, 1997, a Fifteenth Modification Agreement dated as of March 31, 1998, a Sixteenth Modification Agreement dated as of May 29, 1998 and a Seventeenth Modification Agreement dated as of February, 1999, a Eighteenth Modification Agreement dated as of November 18, 1999, a Nineteenth Modification Agreement dated as of December 30, 1999 and a Twentieth Modification Agreement dated as of August 30, 2000 (as so amended the "Credit Agreement") pursuant to which Bank agreed to make up to $50,000,000 in loans (the "Loans") to Borrower. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. The Loans are evidenced by Borrower's note originally dated May 31, 1992 and amended and restated September 30, 1992, May 31, 1996 and October 1, 1996 (the "Note") in the principal amount of $50,000,000.

     The Borrower and Bank have agreed to extend the Termination Date, as contemplated by the Credit Agreement, and to agree to certain other modifications to the Credit Agreement, upon the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   AGREEMENT
                                   ---------

     1. Terms. Capitalized terms used herein and not otherwise defined herein
        -----
shall have the meanings given to such terms in the Credit Agreement.

     2. Amendments to Credit Agreement. The Credit Agreement is hereby amended
        ------------------------------
as follows:

             (a) As contemplated by Section 9.15 of the Credit Agreement, the Termination Date and the date on which the Credit Commitment shall expire and the Credit Period shall end is hereby extended to August 31, 2001.

             (b) Section 2.2 of the Credit Agreement is hereby amended by changing the Commitment Fee rate from '1/10% per annum" to one-quarter of one percent (1/4%) per annum"

             (c) Section 3.3(b) of the Credit Agreement is hereby amended to change the interest rate spread over the Eurodollar Rate from "three-tenths of one percent (.30%)" to "one and one-quarter percent (1.25%)".

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             (d)  A new representation is hereby added to the Credit Agreement as Section 5.14, which shall read in full as follows:

                  "5.14. The Company has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Company, or the ability of the Company to duly and punctually pay or perform its obligations hereunder and the other Loan Documents."

   3.  Loan Documents. Except where the context clearly requires otherwise, all
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references to the Credit Agreement in the Note or any other document delivered to Bank in connection therewith shall be to the Credit Agreement as amended by this Agreement.

   4.  Borrower's Ratification. Borrower agrees that it has no defenses or set-
       -----------------------
offs against the Bank, its officers, directors, employees, agents or attorneys with respect to the Note or the Credit Agreement, all of which are in full force and effect and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Borrower hereby ratifies and confirms its obligations under the Note and the Credit Agreement and agrees that the execution and the delivery of this Agreement does not in any way diminish or invalidate any of its obligations thereunder.

   5.  Representations and Warranties.  Borrower hereby certifies that:
       ------------------------------

       (a) except as otherwise previously disclosed to Bank in any manner whatsoever, the representations and warranties made in the Credit Agreement are true and correct as of the date hereof.

       (b) no Event of Default under the Note or the Credit Agreement and no event which with the passage of time or the giving of notice or both could become an Event of Default, exists on the date hereof; and

       (c) this Agreement has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.


   All of the above representations and warranties shall survive the making of this Agreement.

   6.  No Waiver. This Agreement does not and shall not be deemed to constitute
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a waiver by Bank of any Event of Default under the Note or Credit Agreement, or of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate Bank to agree to any further modifications of the terms of the Credit Agreement or constitute a waiver of any of Bank's other rights or remedies.

   7.  Miscellaneous.
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       (a)   All terms, conditions, provisions and covenants in the Note, the
Credit Agreement, and all other documents delivered to Bank in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in the Credit Agreement, the Note or any other document executed in connection therewith, the terms and provisions hereof shall control.

       (b) This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

       (c) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                BORROWER
                                                --------

[SEAL]                                   SEI INVESTMENTS COMPANY
                                               (formerly SEI Corporation)


Attest:  /s/ Todd Cipperman              By:    /s/ Kathy Heilig
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Title:   Vice President                  Title: Controller and Treasurer
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                                                BANK
                                                ----

                                                PNC BANK, NATIONAL ASSOCIATION


                                         By:    /s/ Forrest B. Patterson, Jr.
                                                --------------------------------

                                         Title: Vice President
                                                --------------------------------

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